                                                                    EXHIBIT 10.3


                                  IHOP CORP.

                            1994 STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS


SECTION 1.  General Purpose of the Plan; Definitions.

     The name of this plan is the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors (the "Plan"). The Plan was adopted by the Board on February 23, 1994, subject to the approval of the Company's shareholders, which approval was obtained on May 11, 1994. The purpose of the Plan is to enhance the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors by providing present and prospective directors who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options to purchase shares of the Company's Common Stock.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (c) "Committee" means the Non-Employee Directors Stock Option Plan Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors selected in accordance with Section 2 of the Plan. If no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          (d) "Company" means IHOP Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (e) "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Committee and subject to such limitations as the Committee may impose, (i) the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal Composite Tape, or (ii) the average of the closing price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date.

          (f) "Nonqualified Stock Option" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

          (g)  "Stock" means the common stock, $0.01 par value, of the Company.

          (h) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2.  Administration.

     The Plan shall be administered by a Committee of not less than two persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

     The Committee shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all recipients of Stock Options hereunder.

SECTION 3. Stock Subject to the Plan.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be 200,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. Eligibility.

    Each non-employee member of the Board shall receive Nonqualified Stock Options in accordance with the provisions of Section 5.

SECTION 5. Stock Options.

    Recipients of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

    The Stock Options granted under the Plan are Nonqualified Stock Options and shall be subject to the following terms and conditions:

          (a) Initial Option Grants. (i) On February 23, 1994, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 7,500 shares of Stock; (ii) upon first being elected to the Board of Directors, each new Non-Employee Director shall be granted a Non-Qualified Stock Option to purchase 7,500 shares of Stock (subject to substitution or adjustment as provided in Section 3 of the Plan).

         (b) Bi-Annual Grants. (i) On the first day after the 1996 Annual Shareholders Meeting and on the first day after every second annual shareholders meeting thereafter, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 2,500 shares of Stock.

         (c) Exercise of Options. The option price per share of Stock purchasable under a Stock Option shall be 100% of the Fair Market Value of the Stock on the date of grant. Each option granted under the Plan shall vest and become exercisable as follows: one-third of the total shares subject to the option on the first anniversary of the date of grant, one-third of the total shares subject to the option on the second anniversary of the date of grant, and one-third of the total shares subject to the option on the third anniversary of the date of grant. Once vested, options shall be exercisable up to the amount of the vested portion, in whole or in part, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash.

         (d) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

SECTION 6. Amendment and Termination.

     The Board may not amend, alter, or discontinue the Plan without the approval of the shareholders more than once every six (6) months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION 7.  Unfunded Status of the Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to any optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company.

SECTION 8.  General Provisions.

     (a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends as are appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on the Board.

     (c) Each recipient of Stock Options shall, no later than the date as of which the value of an award first becomes includible in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient.

     (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9.  Effective Date of Plan.

     The Plan shall be effective as of February 23, 1994, the date it was adopted by the Board (the "Effective Date"), subject to approval by the Company's shareholders.

SECTION 10.  Term of Plan.

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.